                                                              EXHIBIT 23.6

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-12973) of Patriot American Hospitality, Inc. (the "Company") and the related Prospectus of our report dated October 15, 1996 with respect to the Statement of Direct Revenue and Direct Operating Expenses of the Holiday Inn Miami Airport for the year ended August 31, 1996 which is included in the Company's Current Report on Form 8-K dated December 5, 1996 (File No. 0-26528).

                                                  COOPERS & LYBRAND L.L.P.

Dallas, Texas

December 6, 1996